                                                                   EXHIBIT 10.19

                                 KILN BROOK II
                              81 HARTWELL AVENUE
                        LEXINGTON, MASSACHUSETTS 02173

                        LEASE dated September 23, 1996

                                   Article I

                                REFERENCE DATA


     1.1  SUBJECTS REFERRED TO

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article.

LANDLORD: ADVENT REALTY LIMITED PARTNERSHIP

LANDLORD'S ORIGINAL ADDRESS:  45 Milk Street, Boston, MA 02109

TENANT:   ATRIA SOFTWARE, INC.

TENANT'S ORIGINAL ADDRESS:    20 Maguire Road, Lexington, MA

TERM COMMENCEMENT DATE:  September 23, 1996

RENT COMMENCEMENT DATE:  November 23, 1996

TERM EXPIRATION DATE:    December 31, 2001

ANNUAL BASIC RENT:  $546,024.60 ($19.80 x 27,577)

TENANT ELECTRICITY COST: $23,440.45 ($.85 x 27,577)

TENANT ELECTRICITY RATE: $.85 per rentable square foot

BASE OPERATING EXPENSES PER SQUARE FOOT: Landlord's Operating Expenses for the first twelve (12) full calendar months after the Term Commencement Date divided by the Total Rentable Floor Area of the Building

LAND: The land on Hartwell Avenue in Lexington, Massachusetts and known as 81 Hartwell Avenue, shown on Exhibit A attached hereto.

BUILDING:  The entire office building on the Land.

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:    76,440 Square Feet

PREMISES: The space on the third floor of the Building shown on Exhibit B, attached to this Lease

RENTABLE FLOOR AREA OF THE PREMISES:     27,577 Square Feet

USEABLE FLOOR AREA OF THE PREMISES:      24,113 Square Feet

PERMITTED USES: General office uses consistent with a first-class office building including without limitation software engineering and development, software training, packaging and distribution, all to the extent permitted by applicable law.

SECURITY DEPOSIT:   See Article X

PUBLIC LIABILITY INSURANCE:   $1,000,000

LANDLORD'S MANAGING AGENT:  Graystone Corporation

ADDRESS OF LANDLORD'S MANAGING AGENT:    1100 Massachusetts Avenue
                                         Cambridge, Massachusetts
                                         02138

BROKER:   McCall & Almy and Whittier Partners

TENANT'S AUTHORIZED REPRESENTATIVE:      Chuck Bay

LANDLORD'S AUTHORIZED REPRESENTATIVE:    John Kiger
                                         Frederick Dupree

MAGUIRE ROAD LEASE:      The Lease between Landlord and Tenant,            dated
                         March 18, 1995 for premises located in Kiln Brook V, 20
                         Maguire Road, Lexington, Massachusetts ("Kiln Brook V
                         Premises").


                                   ARTICLE II

                        PREMISES, TERM, RENT, OPERATING
                               EXPENSES AND TAXES

     2.1  PREMISES AND EXCLUSIONS

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises in an "As-Is" condition, free of all occupants and in broom clean condition and free of all personal property not owned by Tenant.
Notwithstanding the foregoing, Landlord agrees that, at the time the Premises are delivered to Tenant, the electrical and mechanical systems serving the Premises shall be in good working order and condition and, if required, Landlord shall install a back-flow prevention device to prevent water in the fire sprinkler pipe system from flowing into the Building's potable water supply.

     The Premises specifically exclude the "Common Areas and Facilities", as defined in Section 2.2.

     Landlord shall provide Tenant with not less than 3.25 parking spaces per 1,000 square feet of rentable floor of the Premises in the parking areas adjacent to the Building. Such parking shall be in common with Landlord, other tenant's and occupants of the office Park and their respective employees, customers and invitees.

     This Lease is subject to all easements, restrictions, agreements, and encumbrances of record to the extent in force and applicable. To the best of Landlord's knowledge, there are no easements, restrictions, agreements or encumbrances of record which would prohibit or materially interfere with the use of the Premises by Tenant for the Permitted Use.

     2.1.1.  Space Planning. Intentionally Deleted.
             --------------

     2.1.2.  Landlord's Work.  Intentionally Deleted.
             ---------------

     2.1.3.  Tenant's Work.  Tenant shall perform any construction work
             -------------
necessary or desired for Tenant's use and occupancy of the Premises ("Tenant's Work"), subject to Landlord's prior review and approval of the plans and specifications for such construction work, which approval shall not be unreasonably withheld or delayed. Prior to beginning Tenant's Work, Tenant shall obtain "all risk" "builder's risk insurance," so-called, insuring both Landlord and any overlessor, as well as Tenant, against any claims for property damage, personal injury, death, and for any other type of loss or damage arising out of or occasioned by or connected in any way with Tenant's Work, together with any other insurance coverage which may be required by law. Tenant shall furnish Landlord with certificates of the issuance of all insurance prior to beginning Tenant's Work. All insurance shall be maintained in force until Tenant's Work has been completed and shall be in amounts reasonably satisfactory to Landlord. Tenant shall commence Tenant's Work promptly after receipt of Landlord's approval of Tenant's plans and specifications (but not before the Commencement
Date) and shall diligently prosecute the same to completion. Landlord's approval of Tenant's plans and specifications for Tenant's Work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.

     2.1.4.  Temporary Space. Intentionally Deleted.
             ---------------

     2.1.5.  Tenant Improvement Allowance.  Landlord agrees to provide Tenant
             ----------------------------
with a "Tenant Improvement Allowance" for costs of construction related to Tenant's Work of up to but not more than $14.00 per square foot ($386,078).
Such payment shall be made within thirty (30) days following Landlord's receipt of third-party invoices for actual work performed in accordance with the plans and specifications approved by Landlord in advance, together with "as-built" plan(s) showing the completion of such work, lien waivers reasonably satisfactory to Landlord from contractors or others performing the work or supplying the labor or material, and reasonable evidence that such work has been completed in accordance with all applicable laws, rules, regulations and ordinances. For the purposes hereof, "reasonable evidence" of completion shall be the issuance or a certificate of occupancy and any other certificates of compliance or completion required by applicable governmental authorities. Such work shall be performed by a contractor or contractors selected by Tenant and approved in writing by Landlord (such approval shall not be unreasonably withheld, conditioned or delayed). Tenant shall be responsible for and shall pay directly and indemnify Landlord from and against any construction costs related to Tenant's Work in excess of the Tenant Improvement Allowance. Notwithstanding anything herein to the contrary, Landlord agrees that, provided the Tenant Improvement Allowance exceeds the total proposed cost and expense of Tenant's construction work on the Premises ("Tenant's Improvement Costs"), on the basis of the construction budget formulated by Tenant and the Architect before the commencement of construction (as amended from time to time), and approved by Landlord (which approval shall not be unreasonably withheld or delayed), Tenant may add to Tenant's Improvement Costs and Landlord shall reimburse Tenant for, up to the limit of the Tenant Improvement Allowance, the cost of (i) fees of architects and construction managers incurred in connection with Tenant's Work, and (ii) furniture, fixtures and business equipment to be incorporated into the Premises, including by way of example and without limitation, office cubicles and voice and data cabling. To the extent that any such furniture, fixtures and equipment are paid for with the Tenant Improvement Allowance ("Financed FFE"), such Financed FFE shall be the property of Landlord for the duration of the initial five-year term of this Lease. If this lease shall terminate prior to the expiration of the initial five-year term, Tenant may remove the Financed FFE only after paying to Landlord the unamortized and unreimbursed cost of the Financed FFE, which shall be determined by multiplying the original cost thereof by a fraction, the numerator of which is the number of months remaining in the initial five-year term at the time of such termination and the denominator of which is 60. Provided there are funds available under the Tenant Improvement Allowance for any Financed FFE (based on the construction budget), then until the Tenant Improvement Allowance is reached, Landlord shall pay funds available from the Tenant Improvement Allowance for the Financed FFE to Tenant within ten
(10) days following Tenant's written request, which request shall include invoices and other reasonable substantiating documentation. If Tenant elects to use the Tenant Improvement Allowance for the Financed FFE to the extent permitted herein, and change orders or other events result in the Tenant Improvement Costs (inclusive of any Financed FFE) exceeding the Tenant Improvement Allowance, Tenant agrees to promptly pay to or reimburse Landlord for, as appropriate, any such costs in excess of the Tenant Improvement Allowance, it being the parties intention and understanding that Landlord shall not be required to go "out-of-pocket" in excess of the Tenant Improvement Allowance. Tenant shall not be entitled to receive, by payment, credit or otherwise, any unused portion of the Tenant Improvement Allowance. The payment of the Tenant Improvement Allowance to Tenant shall be subject to the following conditions:

     (1) The improvements shall be made to the Premises within twelve (12) months of the date hereof. If Tenant fails to make such improvements within said twelve (12) month period, the Annual Basic Rent hereunder shall be appropriately reduced to reflect the actual total amount of the Tenant Improvement Allowance that was not disbursed to Tenant. Such reduction shall be calculated by amortizing the undisbursed portion of the Tenant Improvement Allowance on a straight-line basis over the remaining Term of the Lease beginning with the next succeeding calendar year. Landlord and Tenant shall promptly execute an Amendment of Lease to incorporate such change.

     (2) In the event Tenant is in default of this Lease (after the expiration of any applicable notice or cure period) at the time Landlord's payment of Tenant's Improvement Allowance is due to Tenant, Landlord shall have the right to setoff and deduct from the Tenant Improvement Allowance due to be paid to Tenant any sums then due from Tenant to Landlord.

     2.1.6  HVAC UPGRADE.  In accordance with Section 2.1.6 of the Maguire Road
            ------------
Lease, Landlord agreed that, upon Tenant's written request, if given within eighteen (18) months after the Term Commencement Date of the Lease, Landlord would perform an "HVAC Upgrade" (as defined therein) and provide the "Shared Upgrade Allowance" therefor. Tenant has not requested an HVAC Upgrade under the Maguire Road Lease. Landlord hereby agrees to extend the deadline for requesting an HVAC Upgrade under the Maguire Road Lease to December 31, 1996, and further agrees that, subject to the terms and conditions of said Section
2.1.6 of the Maguire Road Lease, Tenant may also request an HVAC Upgrade for the HVAC system serving either the Kiln Brook V Premises or the Premises demised hereunder, by written request to Landlord on or before December 31, 1996, provided that Landlord's aggregate contribution to the cost and expense for any HVAC Upgrade work, to either the Kiln Brook V Premises or the Premises, shall be limited to the Shared HVAC Allowance, and Tenant shall pay the full amount of any such cost in excess of $25,000 as specified in the Maguire Road Lease. If any balance of the Tenant Improvement Allowance remains after the completion of Tenant's Work, Landlord shall first apply such balance against the cost and expense of the HVAC Upgrade before applying, or requiring Tenant to pay, any portion of the Shared Upgrade Allowance.

     2.2  APPURTENANT RIGHTS

     Tenant shall have, as appurtenant to the Premises, the right to use, in common with Landlord and other Building tenants (subject to reasonable rules of general application promulgated from time to time by Landlord), those portions of the Common Areas and Facilities necessary for access to, or for the use and enjoyment of, the Premises, such as all parking and loading areas on the Land, all entrances, driveways, service roads, sidewalks and walkways providing access to such parking areas or the Land or the Building, all lobbies, entrances, corridors, elevators, stairways and stairwells providing access to the Premises, all rest rooms located on the same floor as any portion of the Premises, the shower facilities on the first floor of the Building, and all pipes, ducts, conduits, wires and other fixtures and mechanical systems serving the Premises in common with the rest of the Building) (collectively, the "Common Areas and Facilities"). Tenant shall also have the right to use the cafeteria in the neighboring building commonly known as 81 Hartwell Avenue, Lexington, Massachusetts, provided Landlord reserves the right to relocate said cafeteria to another location within 81 Hartwell Avenue or to the Building.

     2.3  RESERVATIONS

     Landlord reserves the right from time to time, upon reasonable advance notice (except in emergency): (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building; and (b) to alter or relocate any other Common Area and Facilities. Installations, replacements and relocations referred to in clause
(a) above shall be located as far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. No such installations, replacements or relocations shall (i) result in a reduction of the leasable area of the Premises, (ii) materially interfere with Tenant's access to the Premises, the Building or the parking and loading areas on the Land, or (iii) reduce the number of parking spaces available to Tenant below the number required under Section 2.1. and Landlord shall at all times use reasonable efforts to avoid material interference with Tenant's use and business activities at the Premises.

     2.4  TERM

     The Term shall begin at 12:01 a.m. on the "Term Commencement Date". Notwithstanding the Term Commencement Date specified in Section 1.1, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, then, except as specifically provided below, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, in such a case, the Term Commencement Date shall be postponed until possession of the Premises is tendered to Tenant, as provided in Section 2.1, and the Rent Commencement Date shall be postponed for the same number of days as the Term Commencement Date is postponed.

     If part, but not all, of the Premises are ready for delivery on September 23, 1996, Landlord may deliver and Tenant may elect to accept such portion of the Premises and Landlord agrees to reimburse Tenant for the reasonable and documented increase in the costs and expenses of Tenant's construction resulting
directly from the staggered delivery of the Premises to Tenant.   If it becomes
necessary to deliver the Premises in stages, Landlord shall use its best efforts to deliver to Tenant the "Critical Area" shown on Exhibit B on September 23, 1996 or as soon thereafter as possible.

     If Landlord fails to deliver all of the Premises to Tenant on or before December 1, 1996, Tenant shall have the right, as its sole remedy therefor, to terminate this Lease by giving written notice to Landlord on or before December 13, 1996 (and prior to the delivery of the Premises), and upon Landlord's receipt of such notice this Lease shall terminate and the parties shall have no further obligations or liabilities to each other hereunder.

     Landlord and Tenant shall, at the request of either after the beginning of the Term, execute and acknowledge a verification letter specifying the Term Commencement Date, Rent Commencement Date and Term Expiration Date and other basic lease information, in the form attached hereto as Exhibit C.

     2.5  ANNUAL FIXED RENT

     Annual Fixed Rent shall be the sum of Annual Basic Rent plus any Tenant Electricity Cost at the rates specified in Section 1.1. Tenant covenants and agrees to pay Annual Fixed Rent as hereinafter defined to Landlord in advance in equal monthly installments on the first day of each calendar month during the Term beginning on the Rent Commencement Date. All payments shall be due without billing or demand and without deduction, setoff or counterclaim except as otherwise specified in this Lease. If the Term includes at its beginning or end a portion of a calendar month, the monthly installment of Annual Fixed Rent payable with respect to such portion shall be prorated based on the number of days in such month occurring during the Term. All payments shall be payable to Landlord c/o Landlord's Managing Agent at its address as specified in Section 1.1, or to such other entities at such other places as Landlord may from time to time designate.

     2.6  ADDITIONAL RENT - TAXES AND OPERATING EXPENSES

     2.6.1 Additional Rent - General Covenant. Tenant covenants and agrees to pay to Landlord, as additional rent in accordance with the method set forth in
Section 2.6.2, an amount equal to the product of (a) the Rentable Floor Area of the Premises and (b) the excess (if any) of Landlord's Operating Expenses per square foot allocable to Tenant over Base Operating Expenses Per Square Foot (as specified in Section 1.1). Except as provided in the next sentence, Landlord's Operating Expenses per square foot allocable to Tenant for any period shall be the total amount of Landlord's Operating Expenses for such period (actual or extrapolated, as described herein) divided by the greater of (i) the actual percentage of rentable floor area of the Building actually occupied during such period or (ii) 95% of the Total Rentable Floor Area of the Building provided that if less than 95% of the Total Rentable Floor Area of the Building is occupied at any time during such period and any components of Landlord's Operating Expenses vary based on the degree of occupancy in the Building, Landlord may extrapolate such components of Landlord's Operating Expenses as though the Total Rentable Floor Area of the Building had been occupied at all times during such period. If Landlord is not obligated to furnish electricity, cleaning and janitorial services, or any other item services, the costs of which are included in Landlord's Operating Expenses, to all rentable areas of the Building or if Landlord furnishes amounts of any such item services to the Premises in return for direct reimbursement of the cost thereof (any such item not furnished to all rentable areas or furnished to any rentable areas on a direct reimbursement basis is referred to as a "restricted item"), Landlord's Operating Expenses per square foot allocable to Tenant for any period shall be the sum of the following amounts (x) and (y):

(x) For each restricted item included in Landlord's Operating Expenses and furnished to the Premises, the cost of such item for the period divided by the total Rentable Floor Area of all premises to which the item is then furnished, or if such item is a directly reimbursable item (not payable under another provision of this Lease), the amount of direct reimbursement divided by the Rentable Floor Area of the Premises.

(y) For all other items other than restricted items included in Landlord's Operating Expenses, the amount per square foot thereof allocable to Tenant in accordance with the second sentence of this Section 2.6.1.

     If the Term includes less than any portion of a calendar year, Tenant's liability hereunder shall be prorated based on the number of days in such portion of a calendar year occurring during the Term and the nature of the expenses allocable to such period.

     2.6.2  Payment.  Additional rent for Operating Expenses under this Section
2.6 shall be paid for any portion of a month at the beginning of the Term and thereafter in monthly installments on the first day of each calendar month in amounts reasonably estimated by Landlord for the then current year. Within 90 days after the end of each calendar year, Landlord will provide Tenant with a written accounting, certified by a representative of Landlord, of actual Landlord's Operating Expenses and Landlord's Operating Expenses per square foot allocable to Tenant for the then preceding calendar year and other data necessary to calculate additional rent hereunder prepared by Landlord in accordance herewith and otherwise in accordance with generally accepted accounting principles, together with the amount of the estimated monthly payment for the ensuing year. Landlord may from time to time revise such estimate based on more current information relating to Landlord's Operating Expenses. Upon issuance of Landlord's annual accounting, there shall be adjustments between Landlord and Tenant for the applicable calendar year to the end that Landlord shall have received the exact amount of additional rent due hereunder. Any overpayments by

Tenant hereunder shall be credited against the next payments of additional rent due under this Section 2.6.2, subject to the last sentence of this Section
2.6.2. Any underpayments by Tenant shall be due and payable within thirty (30) days of receiving such accounting. With respect to the calendar year in which the Term ends, the adjustments shall be pro rated for the portion of the year included in the Term, but shall take place nevertheless at the times provided in the preceding sentences; and any overpayments by Tenant in such year shall be refunded upon such adjustment at the time of the delivery to Tenant of such accounting.

     Tenant shall have the right to audit Landlord's books and records concerning Landlord's Operating Expenses, provided Tenant exercise such right by written notice to Landlord within sixty (60) days following its receipt of Landlord's annual statement, and Tenant shall conduct such audit within ninety
(90) days after its notice exercising such right, time being of the essence. Landlord's annual statement shall be conclusive, final and binding if Tenant does not timely exercise its audit right and conduct its audit within the time set forth above. Any such audit shall be performed during usual business hours at the Building Manager's office, without unreasonable interference with the conduct of business. Tenant shall be solely responsible for the cost of Tenant's audit, provided that in the event Landlord annual statement overstates Operating Expenses by five percent (5%) or more, Landlord shall reimburse Tenant for the reasonable cost of the audit.

     2.6.3 "Landlord's Operating Expenses" - Definition. "Landlord's Operating Expenses" means all costs of Landlord in owning or leasing (as the case may be), servicing, operating, managing, maintaining, and repairing the Building and Land, and providing services to tenants, including, without limitation, the costs of the following: (i) supplies, materials and equipment purchased or rented for use in the operation, maintenance, management, security, cleaning or repair of the Building or Landlord's total wage and salary costs paid to and on account of any building manager or other employees of Landlord reporting to the building manager to the extent such employees are engaged in the operation, maintenance, management, security, cleaning and repair of the Building and Land, including employment taxes and so-called "fringe benefits"; (i-a) payments under service contracts to the extent relating to the operation, maintenance, management security, cleaning or repair of the Building or the Land; (ii) building services generally furnished to tenants of the Building at Landlord's expense (including the types of services furnished to Tenant pursuant to Section 4.1 hereof) and maintenance of and services provided to or on behalf of the Building performed by Landlord's employees or by other persons under contract with Landlord or Landlord's Managing Agent; (iii) utilities consumed and expenses incurred in the operation and maintenance of the Building and Land including, without limitation, oil, gas, electricity (including electricity serving Tenant in the Premises and other tenants in their premises), water, sewer and snow removal;
(iv) premiums for insurance covering the Building or the Land; (v) management fees not to exceed four and one-half percent (4.5%) of gross Building income plus an imputed cost for any space in the Building occupied without charge by the Managing Agent; and (vi) "Landlord's Taxes" as defined below. Operating Expenses shall include only those capital expenditures incurred, and capital items purchased, for the purpose of reducing or conserving the use of energy in the Building, reducing Landlord's Operating Expenses, or to comply with applicable laws, rules or regulations enacted or promulgated after the date of this lease, and the amount of such expenditure or the cost of such item shall be amortized over the useful life of such item in accordance with generally accepted accounting principles, with interest at the so-called base rate from time to time announced by the Bank of Boston at its head office in Boston, Massachusetts, and the amount included in Landlord's Operating Expenses for any calendar year shall be limited to the annual amortized charge (including interest). Notwithstanding anything to the contrary contained herein, Landlord's Operating Expenses shall not include any costs and expenses relating to the following: (i) the construction and development of the Building; (ii) payments of ground rent; (iii) salaries of executives or principals of Landlord (except as the same may be reflected in the management fee for the Building or attributable to actual Building operations); (iv) principal, interest and other charges relating to indebtedness secured by a mortgage covering any portion of the Building or the Land; (v) leasehold improvements which are made in connection with the preparation of any portion of the Building for occupancy by a new tenant or which are not provided generally for the benefit of all tenants of the Building; (vi) costs, expenses or other charges properly chargeable or attributable to a particular tenant or tenants, other than Tenant; (vii) efforts to lease portions of the

Building or to procure new tenants for the Building, including advertising and leasing commissions and attorneys' fees; (viii) depreciation of the Building, the Common Areas or any other improvements on the Land; (ix) repairs and replacements arising out of a fire or other casualty occurring at the Building or the Land, provided that Landlord may include in Landlord's Operating Expenses the amount of any insurance deductible or retainage paid by Landlord but not more than $25,000 per occurrence; (x) fees, fines or penalties arising out of Landlord's breach of any obligation (contractual or at law), including attorneys' fees; (xi) wages and benefits of any employee, contractor or agent to the extent such employee, contractor or agent does not devote his or her time to the operation, maintenance, security, cleaning or repair of the Building or the Land, provided that Landlord may include in Landlord's Operating Costs the Building's allocable share of the wages and benefits of employees, contractors and agents engaged in the maintenance, security, cleaning or repair of all of Landlord's and Landlord's affiliates buildings and property in the Kiln Brook Office Park, as may be reasonably determined by Landlord; (xii) salaries of executives or principals of Landlord; (xiii) compensation paid to employees or other persons in connection with commercial concessions operated by Landlord;
(xiv) fees for licenses, permits or inspections that are not part of routine maintenance or result from the negligence or willful misconduct of Landlord, its employees, agents or contractors, or any other tenant or occupant of the Building; (xv) environmental compliance, testing or remediation; (xvi) compliance by Landlord with laws existing as of the date of this Lease, including without limitation the American With disabilities Act (as such laws apply to the Building generally and not as to any tenant's particular use); (xv) sculpture, paintings and other works of art; (xvi) repairs necessary to cure defects in the construction of the Building and (xvii) any capital expenditures not specifically included in this Section 2.6.3.

     "Landlord's Taxes" means all taxes, assessments and similar charges assessed or imposed by any governmental authority upon the Building and Land (and upon personal property situated thereon or therein and used in the operation and maintenance of the Building and Land), reduced by any net amounts received as an abatement or reduction of taxes to the extent any such abatement applies to a tax year (or part thereof) occurring during the Term hereof. If any such abatement or reduction of taxes has the effect of reducing

Landlord's Operating Expenses which make up Base Operating Expenses per Square Foot, then payments of additional rent under Sections 2.6.1 and 2.6.3 hereof shall be recalculated reflecting the corrected Base Operating Expenses per Square Foot, and any overpayments or underpayments will be dealt with in accordance with Section 2.6.2. The amount of special taxes or special assessments included in Landlord's Taxes for any year shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during or with respect to the year in question. Landlord's Taxes include expenses, including reasonable fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reductions or to assure maintenance of Landlord's Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings. Landlord's Taxes exclude income taxes of general application and all estate, succession, inheritance and transfer taxes. If at any time during the Term the present system of ad valorem taxation of real property shall be changed so that, in addition to or in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income, franchise, excise or similar tax, assessment, levy, charge or fee (distinct from any such tax now in effect in the jurisdiction in which the Building is located) measured by or based, in whole or in part, upon gross rents or other measures of building operations or benefits of or governmental services furnished to the Building or Land, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Landlord's Taxes, but only to the extent that the same would be payable if the Building and Land were the only property of Landlord.


                                  ARTICLE III

                     CONSTRUCTION OF BUILDING; FINISH WORK


     3.1  CONSTRUCTION OF BUILDING

     Intentionally Deleted.

     3.2  CONSTRUCTION FOR TENANT - FINISH WORK

     Intentionally Deleted. (See Section 2.1).

     3.3  COMPLIANCE WITH LEASE

     Intentionally Deleted.

                                   ARTICLE IV

                              LANDLORD'S COVENANTS

     4.1  LANDLORD'S COVENANTS

     4.1.1  Building Services.  Landlord shall furnish services, utilities,
            -----------------
facilities and supplies set forth in this Section 4.1.1. Tenant may obtain additional services, utilities, facilities and supplies from time to time upon reasonable advance request or Landlord may furnish the same without request if Landlord reasonably determines that the same are required for the proper care of the Premises as a result of uses, events or functions which are unusual or excessive for general office space, and, in either case, the cost of the same (including related expenses such as costs for meter installation and maintenance) at reasonable and competitive rates from time to time established by Landlord shall constitute a restricted item allocable to the Premises under
Section 2.6.1.

     4.1.1.1  Water Charges.  Landlord shall furnish hot and cold water for
              -------------
ordinary office cleaning, toilet, lavatory, kitchenette and drinking purposes. If Tenant requires, uses or consumes water for any other purpose, Landlord may either assess on Tenant reasonable charges for additional water, or install a water meter to measure Tenant's consumption. (The cost of installation and maintenance of any such meter shall be borne by Tenant.) If Tenant's water consumption is measured by a separate meter, Tenant shall pay for all water so consumed together with the sewer charges based on said meter charges as and when bills are rendered. All piping and other equipment and facilities for use of water outside the Building core will be installed and maintained by Landlord at Tenant's cost and expense.

     4.1.1.2  Elevator, Heat, Electricity and Cleaning.  Landlord, at its
              ----------------------------------------
expense, shall: (i) provide necessary elevator facilities on Mondays through Fridays excepting legal holidays from 7:00 a.m. to 6:00 p.m. (such hours on such days being referred to as "business days") and have at least one elevator in operation available for Tenant's non-exclusive use at all other times; (ii) furnish heat reasonable and customary for first-class office buildings to the Premises during the normal heating season from

7:00 a.m to 6:00 p.m. Mondays through Fridays and 7:00 a.m. to 1:00 p.m. on Saturdays (excepting legal holidays); (iii) furnish electricity to the Premises sufficient for normal office uses, including work stations, personal computers and other standard office equipment but excluding special uses such as raised floor computer rooms, main frame computers and other machinery with high electrical consumption (Landlord will furnish electricity for such special uses provided Tenant pays extra costs associated therewith including costs associated with sub-metering); and (iv) cleaning service to the Premises and Common Areas and Facilities in accordance with the standards set forth on Exhibit D attached hereto.

     4.1.1.3  Air-conditioning.  Landlord shall, through the Building air-
              ----------------
conditioning system, furnish to and distribute in the Premises air-conditioning as normal seasonal changes may require on business days when air-conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant according to customary standards in first-class office buildings. If Tenant requests air conditioning for times other than such business days, Landlord may charge Tenant for such air conditioning at an hourly rate as reasonably determined by Landlord to be the fair market rate for such service, including reasonable administrative charges related to the provision of such service, provided such cost shall not exceed $12.00 per hour during the initial five year term of this Lease. If Tenant requires additional air-conditioning for business machines, meeting rooms or other purposes, or because of unusual occupancy or unusual electrical loads, any additional air-conditioning units, chillers, condensers, compressors, ducts, piping and other equipment will be installed and maintained by Landlord at Tenant's sole cost and expense, but only to the extent that the same are compatible with the Building and its mechanical systems.

     4.1.1.4  Energy Conservation.  Tenant agrees to cooperate with Landlord and
              -------------------
to abide by all Building reasonable regulations applying generally to all occupants of the Building which Landlord may, from time to time, prescribe for the proper functioning and protection of the heating and air-conditioning systems and in order to maximize the effect thereof and to conserve heat and air-conditioning. Notwithstanding anything to the contrary in this Section
4.1.1 or otherwise in this Lease, Landlord may institute such policies, programs and measures as may be in Landlord's reasonable judgment necessary, required or expedient for the conservation or preservation of energy or energy services, or as may be necessary to comply with applicable codes, rules, regulations or standards taking effect after the date of this Lease, provided however, except for programs or measures required by governmental or regulatory authority or otherwise beyond Landlord's reasonable control, such policies, programs and measures shall not materially adversely interfere with Tenant's business operations at the Premises.

     4.1.2  Repairs.  Except as otherwise provided in this Lease, and except for
            -------
repairs to items referred to below necessitated by Tenant's negligence or willful misconduct (which shall be Tenant's repair obligation under Section 5.2), Landlord shall make such repairs to the Building structure, roof, exterior walls, floor slabs, and Common Areas and Facilities as may be necessary to keep them in good condition, order and repair consistent with a first class office building. Landlord shall remove snow and ice from the exterior portions of the Common Areas and Facilities, consistent with similar service for a first class office building. Landlord shall be responsible for complying with all laws, regulations, orders, by-laws or ordinances applicable to the Building or the Land generally, as opposed to laws, regulations, orders and the like applicable to Tenant's or any other tenant's use and occupancy.

     4.1.3  Office Identification.  Landlord shall provide and install, at no
            ---------------------
expense to Tenant (for the initial installation), (a) letters or numerals on entry doors to the Premises and on the directory in the lobby of the Building to identify Tenant's official name and Building address and (b) letters and numerals on the existing exterior monument sign to identify Tenant's official name. Tenant's name shall be listed on said exterior monument sign with other tenants of the Building, provided Tenant shall have the largest panel or lettering, as the case may be. All such letters and numerals shall be in the Building standard graphics and no other signs shall be used or permitted on the exterior of the Premises. Tenant's exterior sign rights shall be subject to the groundlessor's consent and compliance with applicable legal requirements. Subject to Landlord's reasonable approval, Tenant shall also have the right to install as sign bearing Tenant's name on the side of the Building of a size and design and in a location that shall comply with all applicable laws.

     4.1.4  Quiet Enjoyment.  Landlord covenants that Tenant, on paying the rent
            ---------------
and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, subject to all of the terms and provisions hereof.

     4.1.5     Access.   Tenant and its employees, agents, contractors and
               ------
invitees shall have access to the Premises at all times unless due to causes beyond Landlord's reasonable control. Landlord shall provide unrestricted access to the Building by Tenant and its agents, employees, contractors and invitees during business days. Landlord shall provide keys or access cards to Tenant to permit access by Tenant to the Building during times other than business days.

     4.2  INTERRUPTION

     Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes authorized in this Lease or for repairing the Premises or from repairs by Landlord of any portion of the Building however the necessity may occur, provided, however, that Landlord shall at all times use reasonable efforts to avoid material interference with Tenant's use of, and business operations at, the Premises, and Landlord shall remain liable for the negligence and willful misconduct of its employees, agents and contractors. In case Landlord is prevented or delayed in making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor nor, except as otherwise provided hereinbelow and in Section 6.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. In no event shall Landlord be liable for indirect or consequential damages. Notwithstanding the foregoing, if any interruption in services to the Premises persists for more than five (5) days and has a material, adverse effect on Tenant's business operations, the Basic Annual Rent due hereunder shall abate according to the nature and extent of such adverse effect during the continuance of such interruption, as Tenant's sole remedy.

     Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof as promptly as possible. Except in case of emergency, repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.


                                   ARTICLE V

                               TENANT'S COVENANTS

     5.1  RENT, UTILITIES

     Tenant covenants and agrees to pay when due all fixed rent and additional rent and all charges for utilities and services rendered to the Premises and for all other matters for which Tenant is responsible hereunder.

     5.2  MAINTENANCE AND REPAIR

     Except for damage by eminent domain, fire or casualty and reasonable wear, Tenant shall at all times keep the Premises clean and in as good repair, order and condition as the same are at the beginning of the Term or may be put in thereafter.

     5.3  USE, WASTE AND NUISANCE

     Throughout the Term, Tenant shall use the Premises for the Permitted Uses only. Tenant shall not injure, overload, deface or commit waste in the Premises or any part of the Building or anywhere on the Land, nor permit the occurrence of any nuisance therein or the emission therefrom of any objectionable noise or odor, nor use or permit any use of the Premises, Building or Land which is improper, offensive, contrary to law or ordinance or which is liable to invalidate or increase the premium for any insurance on the Building or its contents or which is liable to render necessary any alterations or additions in the Building, nor obstruct in any manner any portion of the Building or the Land. If Tenant uses the Premises for other than general office purposes (without in any way suggesting or implying that Tenant has the right to do so) and such use results in an increase in the premium for any insurance on the Building or its contents, Landlord shall notify Tenant of such increase and Tenant shall pay same as additional rent. Tenant may not, without Landlord's consent, install in the Premises any water fountains, water-connected coffee makers, water-connected refrigerators, sinks or cooking equipment, provided that Landlord's consent will not be unreasonably withheld with respect to items designed for the convenience of Tenant's employees and further provided that Landlord determines that special venting or other matters are not required in connection therewith. Landlord consents to the installation of kitchenettes in the Premises as part of the initial construction, subject to and in accordance with Section 2.1. and Landlord also consents to the use of bottled water dispensers for the convenience of Tenant's employees.

     5.4 RULES AND REGULATIONS

     Tenant shall conform to all reasonable rules and regulations of general application to all occupants of the Building now or hereafter promulgated by Landlord for the care and use of the Premises, the Building and the Land. The current rules and regulations are attached hereto as Exhibit E.

     5.5  SAFETY APPLIANCES

     Tenant shall keep the Premises equipped with all safety appliances and permits which, as a result of Tenant's particular activities, are required by law or ordinance or any order or regulation of any public authority, shall keep the Premises equipped at all times with adequate fire extinguishers and other such equipment reasonably required by Landlord law, and, upon notice by Landlord, shall make all repairs, alterations, replacements, or additions so required as a result of Tenant's particular activities. To the best of Landlord's knowledge (having made no inquiry), neither the Premises, the Building or the Land are in material violation of any applicable laws, regulations, orders, by-laws or ordinances, and, to the best of Landlord's knowledge (having made no inquiry), the Building contains adequate safety appliances (however, each Tenant is required to properly equip its leased premises with safety appliances and Landlord makes no representation with respect thereto).

     5.6  INDEMNIFICATION AND INSURANCE

     Tenant shall save Landlord, its partners, officers, directors, agents, employees, mortgagees, ground lessors (collectively the "Indemnitees") harmless and indemnified (and shall defend the Indemnitees with counsel reasonably approved by the Indemnitees) against any claim or loss arising out of any injury, loss or damage to any person or property while on or in the Premises or in transit thereto or therefrom if not due to negligence or willful misconduct of the Indemnitees, and to any person or property anywhere occasioned by the negligence or willful misconduct of Tenant or of the employees, agents, independent contractors or invitees of Tenant. In addition to the foregoing, Landlord may make all repairs and replacements to the Building resulting from the negligence or willful misconduct of Tenant's employees, agents, independent contractors or invitees (including damage and breakage occurring when Tenant's property is being moved into or out of the Building) and Landlord may recover all costs and expenses thereof from Tenant as additional rent. Tenant shall maintain in a responsible company or companies approved by Landlord, liability insurance in form reasonably satisfactory to Landlord, insuring the Indemnitees and other parties designated by Landlord, and Tenant, as their respective interests may appear, against all claims, demands or actions for injury, death, and property damage in amounts not less than those specified in Section 1.1 (as such amounts may, from time to time, be reasonably increased by Landlord consistent with requirements of similar tenants at similar properties). Such insurance shall provide that it will not be subject to cancellation, termination, or change except after at least 30 days' prior written notice to the Indemnitees. The policy or policies, or a duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of the premium thereon, shall be deposited with the Indemnitees at the beginning of the Term (or upon Tenant's first entry onto the Premises to perform Tenant's Work, if earlier) and, upon renewals of such policies, not less than 30 days prior to the expiration of the term of such coverage. If Tenant fails to comply with any of the foregoing requirements after notice (which may be by telephone or facsimile transmission) and the expiration of three (3) business days, except in the case of emergency, Landlord may obtain such insurance on behalf of Tenant and may keep the same in effect, and Tenant shall pay Landlord, as additional rent, the premium cost thereof upon demand.

     5.7  TENANT'S PROPERTY

     All furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming through Tenant which from time to time may be on the Premises or elsewhere in the Building or in transit thereto or therefrom shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Indemnitees, except that the Indemnitees shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law or to the extent the loss or liability is due to the negligence or willful act of the Indemnitees, their agents or employees.

     5.8  ENTRY FOR REPAIRS AND INSPECTIONS

     Tenant shall permit Landlord and its agents, upon reasonable advance written notice except in an emergency, to enter and examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary, to remove at Tenant's expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerial flagpoles, or the like not consented to in writing, and to show the Premises to prospective purchasers and mortgagees and, during the twelve (12) months preceding expiration of the Term, to prospective tenants, all during reasonable business hours, provided, however, that Landlord shall use reasonable efforts to avoid material interference with Tenant's use of, and business operations at, the Premises.

     5.9  EXPENSES AND ATTORNEYS' FEES

     Tenant shall pay as additional rent Landlord's expenses, including reasonable attorneys' fees, incurred in enforcing any obligations of Tenant under this Lease with which Tenant has failed to comply. Landlord shall pay Tenant's expenses, including reasonable attorneys' fees, incurred in enforcing any obligations of Landlord under this Lease with which Landlord has failed to comply.

     5.10  ASSIGNMENT, SUBLETTING

     Tenant shall not assign this Lease, or sublet or license the Premises or any portion thereof or permit the occupancy of all or any portion of the Premises by anybody other than Tenant without obtaining, on each occasion, the prior consent of the Landlord, not to be unreasonably withheld or delayed; provided, however, that Tenant may, without Landlord's consent but, except as provided below, with not less than ten (10) business days prior notice to Landlord (i) assign this Lease or sublet any portion of the Premises to any corporation, partnership or other business organization controlling, controlled by or under common control with Tenant (and provided Tenant and such affiliated entity remain affiliated), or (ii) assign this Lease in connection with the sale of all or substantially all of Tenant's assets or (iii) assign this lease pursuant to (a "Merger Event") a merger or consolidation of Tenant into any other firm or corporation, or (iv) assign this lease pursuant to (a "Controlling Stock Transfer") the transfer or sale of a controlling interest in Tenant, whether by sale of its capital stock or otherwise (any of the foregoing referred to as an "Affiliate Transfer").

     Notwithstanding the foregoing, Tenant shall not be required to give Landlord ten (10) days prior written notice of a Controlling Stock Transfer, provided that Tenant shall use its best efforts to give such notice and Tenant shall, in any event, give Landlord notice thereof as soon as Tenant has knowledge thereof. For the purposes of this notice obligation, a Controlling Stock Transfer shall be deemed to have occurred when one stockholder (or a group of affiliated stockholders) shall own and hold more than 50% of the outstanding voting stock of Tenant.

     Notwithstanding the foregoing, (i) an assignment of this lease as a result of a Merger Event shall only be treated as an "Affiliate Transfer" if such event is pursued and completed by

Tenant for a legitimate corporate business purpose and not to avoid Tenant's obligations under this lease or to circumvent the need to obtain Landlord's consent hereunder, and (ii) if the assignee subsequently elects to lease additional space from Landlord pursuant to the provisions of Article XIII hereof and Landlord provides Tenant with an improvement allowance or other funding for tenant improvements for any such additional space, and the net worth of the assignee at the time the assignee exercises its right to lease such additional space is less than the net worth of the original named Tenant herein at the time of the Merger Event, then as a condition precedent to Landlord's obligations to fund such tenant improvements and as security therefor, Tenant shall obtain and deliver to Landlord a Letter of Credit (conforming with the provisions of Article X of the Maguire Road Lease) in an amount equal to one-third of the cost of such tenant improvement allowance and other funding from Landlord, which Letter of Credit shall be maintained by Tenant for the balance of the lease Term.

     Notwithstanding the requirement of prior notice to Landlord of an Affiliate Transfer, Tenant shall not be required to provide Landlord with material non-public information, provided that Tenant shall notify Landlord of a proposed Affiliate Transfer as soon as reasonably practicable and in any event as soon as any transaction which shall result in an Affiliate Transfer is announced to the public.

     Tenant's request for consent to an assignment or subletting and Tenant's notice to Landlord of an Affiliate Transfer shall include a copy of the proposed instrument of assignment or subletting, if available, or else a statement of the proposed assignment or subletting in detail satisfactory to Landlord, together with reasonably detailed financial, business and other information about the proposed assignee or sublessee and, in the case of an Affiliate Transfer, its relationship with Tenant.

     Without limiting the reasons for which Landlord may withhold consent, Landlord's withholding shall be deemed reasonable if Landlord determines that a proposed assignee's or sublessee's financial condition would not be acceptable to Landlord on a direct lease of the space in question, notwithstanding that the original Tenant is required to remain primarily liable therefor hereunder. Tenant shall not offer to make or enter into negotiations with respect to an assignment or subletting for use other than first class general office use.

     Except in the case of an Affiliate Transfer, if Tenant proposed to (x) assign this Lease or (y) sublet any portion of the Premises for the balance of the Term of this lease (inclusive of extension periods available to the sublessee but not including unexercised extension periods under this lease), Landlord shall have the option (but not the obligation) to terminate the Lease (but only with respect to the portion of the Premises which Tenant proposes to sublet in the case of a proposed subletting) effective upon the date of the proposed assignment and continuing for the proposed term thereof by giving Tenant notice of such termination within thirty (30) days after Landlord's receipt of Tenant's request. If Landlord exercises its right to terminate this Lease with respect to a portion of the Premises, Landlord will have the right to demise such space and provide access thereto for the purpose of leasing such space.

     If Tenant does make an assignment (other than an Affiliate Transfer) of this lease or in connection with any subletting of up to fifty percent (50%) of the rentable floor area Premises, Tenant shall pay to Landlord, as additional rent, fifty percent (50%) of the amount (the "Net Sublet Profit") by which the aggregate rent and other charges payable to Tenant under and in connection with such assignment or subletting (including without limitation any amounts paid for leasehold improvements) exceeds the rent and other charges paid hereunder, provided Tenant shall first be permitted to recover the reasonable costs incurred in connection such assignment or subletting (the "Net Sublet Profit"). In connection with any subletting in excess of fifty percent (50%) of the rentable floor area Premises, Tenant shall pay to Landlord, as additional rent, one hundred percent (100%) the Net Sublet Profit.

     Tenant shall pay to Landlord, as additional rent, Landlord's reasonable legal fees and other reasonable out-of-pocket expenses incurred in connection with any proposed assignment or subletting, including fees for review of documents and investigations of proposed assignees.

     Notwithstanding any such assignment or subletting, the original Tenant named herein shall remain directly and primarily obligated under this Lease, notwithstanding any recognition (by acceptance of rent or otherwise) or indulgence or waiver at any time granted to Landlord to Tenant or any assignee or sublessee; and Tenant in the case of an Assignment shall be deemed to have waived all defenses otherwise available to Tenant as guarantor or surety. No consent to any assignment or subletting in a particular instance shall be deemed a waiver of the obligation to obtain the Landlord's consent in case of any other assignment or subletting. Any assignee of this Lease shall have been deemed to assume all of the obligations and liabilities of tenant, jointly and severally with Tenant, and any sublease shall be deemed subject and subordinate to this Lease and to the Term hereof.

     After any default by Tenant hereunder (and the expiration of any applicable notice or cure period), Landlord shall have the right, upon written notice to Tenant and any affected subtenant, to collect the rent and other charges due under any sublease of the Premises directly from the subtenant and apply the same to Tenant's obligations hereunder, without being deemed to have accepted such subtenant as a direct tenant or to have waived any rights or remedies against Tenant as the primary obligor under this lease.

     5.11  ALTERATIONS, ADDITIONS, HEAVY EQUIPMENT, ETC.

     Except as provided in Section 2.1 with respect to the initial improvements to the Premises, Tenant shall not make any alterations or additions in or to the Premises, nor erect or paint any sign or other identification on any window or Premises entry door without obtaining Landlord's prior consent, which shall not be unreasonably withheld, delayed or conditioned with respect to interior, non-structural alterations. Notwithstanding the foregoing, after the completion of Tenant's Work pursuant to Section 2.1, Tenant may make non-structural alterations to the Premises of up to $25,000 in value without Landlord's prior consent, but with prior notice to Landlord (which notice shall include an estimate of the cost of such alterations and a work schedule). Tenant will not bring into or install in the Premises any safes, or bulky or heavy furnishings, equipment, or machines without the prior approval of Landlord as to methods of transportation and installation (Landlord may prohibit installation if the weight of any such item will exceed 125 pounds per square foot or if Landlord reasonably decides that the same will cause vibration or noise to be transmitted to the Building structure or to areas outside the Premises), nor shall

Tenant move any furniture, furnishings, equipment or machines into or out of the Building except by prior arrangement with and approval of Landlord which shall not be unreasonably withheld, delayed or conditioned.

     5.12  SURRENDER AND LIEN FOR RENT

     At the expiration of the Term or earlier termination of this Lease, Tenant shall peaceably give up and surrender the Premises without the requirement of any notice, including any alterations, installations or additions and all replacements thereof, including carpeting, any water or electricity meters, and all fixtures (other than Tenant's trade fixtures) and alterations (including partitions) in anyway bolted or otherwise attached to the Premises (which shall become the property of Landlord), except such non-building standard equipment, fixtures, work and the like as Landlord shall direct Tenant to remove. Notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to remove (i) any Financed FFE to the extent permitted and subject to the terms of Section 2.1.5, (ii) Tenant's trade fixtures and personal property, and (iii) any cubicles or fabricated office partitions other than Financed FFE. The Premises and such alterations, installations or additions shall be in as good order, repair and condition as exists as of the Term Commencement Date, damage by fire, casualty, eminent domain and reasonable wear excepted. Tenant shall, at the time of termination, remove the goods, effects and fixtures which Tenant is directed or permitted to remove in accordance with the provisions of this Section making any repairs to the Premises and other areas necessitated by such removal and leaving the Premises broom clean. Should Tenant fail to remove any of such goods, effects, and fixtures, Landlord may have them removed forcibly, if necessary, and store any of Tenant's property in a public warehouse at the risk of Tenant; the expense of such removal, storage and reasonable repairs necessitated by such removal shall be borne by Tenant or reimbursed by Tenant to Landlord. Notwithstanding the foregoing, upon Tenant's written request prior to making any alteration or installation to the Premises, Landlord will notify Tenant as to whether the removal of such item will be required or permitted upon the expiration or earlier termination of the Term.

     5.13  PAYMENT FOR TENANT WORK

     Tenant shall pay within 14 days after request the entire cost of any work undertaken by Tenant in the Premises, including equipment, furnishings and fixtures, so that the Premises shall always be free of liens for labor or materials. Tenant shall obtain all permits or licenses for such work. Tenant shall also indemnify and save the Indemnitees harmless from all injury, loss, claims, liens or damage to any person or property occasioned by or arising from such work. If any mechanic's lien (which term shall include all similar liens relating to the furnishing of labor and materials) is filed against the Premises or the Building or any part thereof which is claimed to be attributable to work performed by or at the request of Tenant, its agents, employees or contractors, Tenant shall promptly discharge the same by payment thereof or filing any necessary bond.

     5.14  PERSONAL PROPERTY TAXES

     Tenant shall pay promptly when due all taxes (and charges in lieu thereof) imposed upon personal property in the Premises, no matter to whom assessed (including without limitation fixtures, equipment and any improvements which are in excess of Building Standard).


                                   ARTICLE VI

                              CASUALTY AND TAKING

     6.1  DAMAGE BY FIRE OR CASUALTY

     Landlord shall at all times maintain insurance covering the Building on an all-risk basis with an extended coverage endorsement, in an amount not less than 80% of replacement cost of the Building. If the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the last paragraph of this Section 6.1, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the Building) to repair or cause to be repaired such damage, provided, however, all repairs to and replacements of property which Tenant is entitled to remove shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder or access thereto is denied (without reasonable substitute access having been provided) by reason of such damage, the Annual Basic Rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit or access is denied, shall be abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage due to any of the foregoing causes.

     (i) If the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months of the Term that the cost to repair such damage is reasonably estimated to exceed one-third of the total Annual Fixed Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term, (ii) if at any time the Building (whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that, in Landlord's reasonable judgment, demolition or substantial reconstruction is required and the leases for all similarly situated tenants shall be terminated a result thereof, or (iii) if at any time damage to the Building occurs by fire or other insured casualty and any mortgagee or ground lessor shall refuse to permit insurance proceeds to be utilized for the repair or replacement of such property and Landlord determines not to repair such damage, then and in any of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice from Landlord to Tenant within sixty (60) days, or such longer period as is required to complete arrangements with any mortgagee or ground lessor regarding such situation, following such fire or other casualty, the effective termination date which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. In the event of any termination, this Lease and the Term hereof shall expire as of such effective termination date as though that were the date originally stipulated in Section 1.1 for the end of the Term and the Annual Fixed Rent shall be apportioned as of such date. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord's election to terminate this Lease.

     Notwithstanding the foregoing, Tenant shall have the right to terminate following a fire or other casualty: (i) if the Premises (or access thereto as the case may be) cannot reasonably be expected to be substantially complete (as defined in Section 2.1.1) for Tenant's use within nine (9) months; or (ii) if the Premises are not substantially completed to its condition before such fire or other casualty within nine (9) months after notice to Landlord of such fire or other casualty. Tenant may exercise such termination right, if at all, by giving written notice to Landlord within thirty (30) days following the accrual of such right, which notice shall specify a termination date not more than sixty
(60) days nor less than thirty (30) days after the day on which such termination notice is received, and the termination shall be effective as of such date (provided the Premises are not substantially restored prior thereto). Failure of Tenant to exercise said election within said period shall constitute Tenant's agreement to accept delivery of the Premises under this Lease, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays beyond Landlord's reasonable control.

     6.2  CONDEMNATION - EMINENT DOMAIN

     In case during the Term all or any substantial part of the Premises or the Building or material access thereto are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made (notwithstanding that Landlord's entire interest may have been divested) by notice given to Tenant within 90 days after the election to terminate arises, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than 15 nor more than 30 days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such taking, subject, however, to the following provisions. If in any such case any portion of the Premises are is rendered unfit for use and occupation and this Lease is not terminated, Landlord shall use due diligence (following the expiration of the period in which Landlord may terminate this Lease pursuant to the foregoing provisions of this Section) to put the Premises, or what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section 5.12), into proper condition for use and occupation and a just proportion of the Annual Fixed Rent and additional rent according to the nature and extent of the injury and its effect on Tenant's business operations shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional rent shall be abated for the remainder of the Term.

     Notwithstanding the foregoing, Tenant shall have the right to terminate this lease following a taking by eminent domain (or other transfer in lieu thereof): (i) if more than twenty-five (25%) of the Premises then occupied and in use by Tenant are taken, or (ii) if access to the Premises is denied as a result thereof and Landlord fails or is unable to provide reasonable substitute access. Tenant may exercise such termination right, if at all, by giving written notice to Landlord within thirty (30) days following such taking, specifying a termination date not more than sixty (60) days nor less than thirty
(30) days after the day on which such
termination notice is received, and the termination shall be effective as of such date.

     6.3  EMINENT DOMAIN AWARD

     Except for Tenant's relocation expenses and damages to Tenant's trade fixtures and personal property (which may be separately awarded to Tenant and specifically so designated), Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building and Land and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request.

     6.4  TEMPORARY TAKING

     In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term.


                                  ARTICLE VII

                                    DEFAULT

     7.1  TERMINATION FOR DEFAULT OR INSOLVENCY

     This Lease is upon the condition that (1) if Tenant shall fail to perform or observe any of Tenant's covenants, and if such failure shall continue, in the case of rent or payment of any sum due Landlord hereunder, for more than five
(5) days after written notice, or in any other case for more than thirty (30) days after written notice (provided that if correction of any such matter reasonably requires longer than 30 days and Tenant so notifies Landlord within 20 days together with an estimate of time required for such cure, Tenant shall be allowed such longer period, but only if such delay does not increase the risk of damage to person or property), or (2) if three or more notices of a default are given to Tenant in any twelve month period; or (3) if Tenant shall abandon all or substantially all of the Premises, or (4) if the leasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Tenant's property for the benefit of creditors, or (5) if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment is not discharged within 90 days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant under any bankruptcy law or is filed against Tenant and, in the case of a filing against Tenant only, the same shall not be dismissed within 90 days from the date upon which it is filed, then, and in any of said cases, Landlord may, immediately or at any time thereafter, elect to terminate this Lease by entry or by notice of termination to Tenant at the Premises and to recover possession of the Premises under and by virtue of the provisions of the laws of The Commonwealth of Massachusetts or such other proceedings, including notice, re-entry or possession. Upon termination of this Lease by such entry or notice, Landlord shall be entitled to recover possession of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease.

     7.2  REIMBURSEMENT OF LANDLORD'S EXPENSES

     In the case of termination of this Lease pursuant to Section 7.1, Tenant shall reimburse Landlord for all reasonable expenses arising out of such termination, including without limitation, all costs incurred in collecting amounts due from Tenant under this Lease (including attorneys' fees, costs of litigation and the like); all expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant's allowances, costs of preparing space, and the like); and all Landlord's other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

     7.3  DAMAGES

     No termination or repossession by Landlord under Section 7.1 shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such termination and repossession. In the event of any such termination or repossession, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month which would have been included in the Term, representing the difference between the rent which would have been paid in accordance with this Lease (Annual Fixed Rent under Section 2.5, and additional rent which would have been payable under Section 2.6 to be ascertained monthly) and the rent actually derived from the Premises by Landlord for such month, if any. (The amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord's reletting expenses described in
Section 7.2 which have not been reimbursed by Tenant thereunder) (such damages being referred to herein as "current damages"). At any time after any termination or repossession by Landlord, whether or not Landlord has collected any current damages pursuant to the foregoing sentence, Landlord may elect by written notice to Tenant, as liquidated damages in lieu of all current damages accruing beyond the date of such notice, a lump sum payment representing the present value of the amount of rent which would have been paid in accordance with this Lease for the remainder of the Term minus the present value of the aggregate fair market rent payable for the Premises for the remainder of the Term, estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to lease. (For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation described herein, the last full year's additional rent under
Section 2.6 is to be deemed constant for each year thereafter.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years experience as an appraiser of suburban commercial real estate in the Greater Boston Area. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them.

     In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.3, Landlord may by written notice to Tenant within 2 months after termination under any of the provisions contained in Section 7.1 and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the lesser of (i) the aggregate of the Annual Fixed Rent under Section 2.5 and additional rent under Section 2.6 for the balance of the Term had it not been terminated or (ii) the aggregate thereof for the 12 months ended next prior to such termination, plus in either case the amount of Annual Fixed Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.3 up to the time of payment of such liquidated damages (but not less any amounts of reimbursement under Section 7.2).


     7.4  MITIGATION

     Landlord shall use reasonable efforts to relet the Premises following the termination of this Lease under Section 7.1, subject to the reasonable requirements of Landlord to develop the Building in a harmonious manner with an appropriate mix of uses, terms, tenants, floor areas and terms of tenancies, etc.


     7.5  CLAIMS IN BANKRUPTCY

     Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

     7.6  LATE CHARGE

     If any payment of Annual Fixed Rent, additional rent, or other payment due from Tenant to Landlord is not paid when due, then Landlord may, at its option, without notice and in addition to all other remedies hereunder, impose a late charge on Tenant equal to 1.5% of the amount in question for each month and part thereof during which said delinquency continues. Such late charge shall constitute additional rent hereunder payable upon demand.


                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1  MEASUREMENT OF FLOOR AREA

     The number of rentable square feet included within the Building has been calculated in accordance with the methods of measuring rentable square feet, as that method is described in the American National Institute Publication ANSI Z65.1-1980, as promulgated by the Building Owners and Managers Association (the "BOMA Standard"). The number of rentable square feet in the Premises has been calculated by measuring the number of usable square feet within the Premises calculated in accordance with the BOMA Standard and dividing the number of usable square feet by .8744%. If Tenant leases the Expansion Space or Available Space in the Building in accordance with Article XIII, or any other space in the Building, the number of rentable square feet in such space shall be calculated by measuring the number of usable square feet within such space calculated in accordance with the BOMA Standard and dividing the number of usable square feet by .8333%

     8.2  HOLDOVER

     If Tenant continues in occupancy of the Premises after the expiration or earlier termination of the Term, such occupancy shall be deemed a tenancy at sufferance, terminable at Landlord's election without notice to Tenant or anyone claiming under Tenant, whether or not Landlord receives any payments for use and occupancy of the Premises during such tenancy, and Tenant shall be liable for any damages suffered or expenses incurred by Landlord as result of such holding over. Tenant's liability for use and occupancy during any such holdover shall be the fair rental value of the Premises, but not less than 1.5 times the monthly installment of Annual Fixed Rent and Additional Rent due hereunder for the last month of the Term (the "Holdover Rent"), and otherwise subject to all the covenants and conditions (including obligations to pay additional rent under Section 2.6) of this Lease. Notwithstanding the foregoing, if Tenant desires to holdover after the expiration of the Term, Tenant may notify Landlord thereof in writing (a "Holdover Notice") not less than six (6) months prior to the expiration date of the Term, in which case, unless Landlord objects to such holding over in writing within thirty (30) days following its receipt of Tenant's Holdover Notice (in which event any such holdover by Tenant shall be as a tenant at sufferance), such holding over shall be as a tenant at will or tenant by the month (requiring 30 days notice of termination by either party to the other) at the monthly Holdover Rent. If at any time Tenant remains a tenant at sufferance hereunder for a period of three (3) months or more, at Landlord's election by notice to Tenant at any time during the continuance of any such holdover period, Tenant shall lease the Premises for one additional year commencing upon the date of such notice at the Holdover Rent and otherwise subject to all the covenants and conditions (including obligations to pay additional rent under Section 2.6) of this Lease. Notwithstanding the foregoing, at any time while Tenant occupies the Premises as a tenant at sufferance, Landlord may, at its option, forthwith re-enter and take possession of the Premises or any part thereof without process or by any legal process in force in the Commonwealth of Massachusetts.

     8.3  ESTOPPEL CERTIFICATES

     Within ten (10) days following the written request of either party, from time to time, Landlord and Tenant agree to execute and deliver to the other a certificate which, to the extent true, acknowledges tenancy and possession of the Premises and recites such other facts concerning any provision of the Lease or payments made under the Lease which a mortgagee or lender or a purchaser or prospective purchaser of the Building or any interest therein or any other party may reasonably request.

     8.4  NOTICE

     Any notice, approval and other like communication hereunder from Landlord to Tenant or from Tenant to Landlord shall be given in writing and shall be hand delivered, mailed prepaid certified mail (in either case whether or not accepted for delivery), or delivered by Federal Express or another nationally recognized courier service which provides evidence of receipt, addressed as follows:

          TO LANDLORD:   Advent Realty Limited Partnership
                         c/o TA Associates Realty
                         45 Milk Street
                         Boston, Massachusetts 02109
                         Attn: Henry G. Brauer

                    With a copy to:
                         Graystone Corporation
                         1100 Massachusetts Avenue
                         Cambridge, Massachusetts 02138
                         Attn:  Mr. John Kiger
                    and
                         Daniel O. Gaquin, Esquire
                         Sherin and Lodgen LLP
                         100 Summer Street
                         Boston, Massachusetts 02110

          TO TENANT:     20 Maguire Road
                         Lexington, Massachusetts

                    With a copy to:

                         Kevin M. McKenna, Esquire
                         Testa Hurwitz & Thibeault
                         Exchange Place
                         53 State Street
                         Boston, Massachusetts 02109-2809

     Either party may from time to time designate other addresses within the continental United States by written notice to the other. Notices shall be deemed delivered on the earlier of (i) the date of receipt or (ii) the date of delivery if hand delivered, (iii) two (2) days after mailing if sent by Federal Express of some other overnight courier, and (iv) three (3) days after mailing if sent by prepaid certified mail.

     8.5  LANDLORD'S RIGHT TO CURE

     Landlord may, but need not, after written notice and the expiration of any applicable grace period except in case of an emergency, cure any failure by Tenant to perform its obligations under this Lease. Whenever Landlord chooses to do so, all costs and expenses incurred by Landlord in curing any such failure, including, without limitation, reasonable attorneys' fees together with interest on the amount of costs and expenses so incurred at an annual rate equal to the so-called base rate of interest announced at its head office in Boston, Massachusetts, from time to time by the First National Bank of Boston plus two percentage points shall be paid by Tenant to Landlord on demand and shall be recoverable as additional rent.

     8.6  SUCCESSORS AND ASSIGNS

     This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assignees of Tenant as are permitted hereunder. The term "Landlord" means the original Landlord named herein, its successors and assigns. The term "Tenant" means the original Tenant named herein and its permitted successors and assigns.

     8.7  BROKERAGE

     Tenant and Landlord each warrants to the other that it has had no dealings with any broker or agent in connection with this Lease except for any broker designated in Section 1.1, and covenants to pay, hold harmless and indemnify the other from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than any such broker with respect to this Lease or the negotiation thereof arising from a breach of the foregoing warranty. Landlord shall be responsible for payment of any brokerage commission to the Broker designated in Section 1.1.

     8.8  WAIVER

     The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or, with respect to such failure of Landlord, any of the rules and regulations referred to in Section 5.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said rules and regulations against any other tenant of the Building be deemed a waiver of any such rules or regulations. The receipt by Landlord of Annual Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     8.9  ACCORD AND SATISFACTION

     No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

     8.10  REMEDIES CUMULATIVE

     The specific remedies to which Landlord may resort under the Terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to seek the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

     8.11  PARTIAL INVALIDITY

     If any term of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     8.12  WAIVERS OF SUBROGATION

     Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured hereunder prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received

     8.13  ENTIRE AGREEMENT

     This Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior dealings between them with respect thereto.

     8.14  NO AGREEMENT UNTIL SIGNED

     The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease and no legal obligations shall arise with respect to the Premises or other matters herein until this Lease is executed and delivered by Landlord and Tenant.

     8.15  TENANT'S AUTHORIZED REPRESENTATIVE

     Tenant designates the person named from time to time as Tenant's Authorized Representative to take all acts of Tenant contemplated or required hereunder. Landlord may rely on the acts of such Authorized Representative without further inquiry or evidence of authority. Tenant's Authorized Representative shall be the person so designated in Section 1.1 and such successors as may be named from time to time by the then current Tenant's Authorized Representative or by Tenant's president.

     8.16  LANDLORD'S AUTHORIZED REPRESENTATIVE

     Landlord designates the person named from time to time as Landlord's Authorized Representative to take all acts of Landlord contemplated or required hereunder. Tenant may rely on the acts of such Authorized Representative without further inquiry or evidence of authority. Landlord's Authorized Representative shall be the person so designated in Section 1.1 and such successors as may be named from time to time by the then current Landlord's Authorized Representative.

     8.17  NOTICE OF LEASE

     Landlord and Tenant agree not to record this Lease. Both parties will, at the request of either, execute, acknowledge and deliver a Notice of Lease and a Notice of Termination of Lease Term, each in recordable form. Such notices shall contain only the information required by law for recording.

     8.18  TENANT AS BUSINESS ENTITY

     Tenant warrants and represents that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in compliance with all laws and orders of public authorities applicable to Tenant;
(d) Tenant has duly executed and delivered this Lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Tenant's property, except by the provisions of this Lease; and (f) the Lease is a valid and binding obligation of Tenant in accordance with its terms.

     8.19  MISCELLANEOUS PROVISIONS

     This Lease may be executed in counterparts and shall constitute the agreement of Landlord and Tenant whether or not their signatures appear in a single copy hereof. This Lease shall be construed as a sealed instrument in accordance with the laws of the Commonwealth of Massachusetts. The titles are for convenience only and shall not be considered a part of the Lease. The enumeration of specific examples of or inclusions in a general provision shall not be construed as a limitation of the general provision. If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This lease and all consents, notices, approvals and all other documents relating hereto may be reproduced by any party by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence.

      8.19  TENANT'S RIGHT TO CURE

      If Landlord shall default in the performance of any obligation or requirement on Landlord's part to be performed under any of the terms or provisions of this Lease and Landlord fails to commence to cure such default within thirty (30) days after Landlord's receipt of written notice of such default from Tenant or to diligently pursue such cure, and such default thereafter causes or results in an interference in the conduct of Tenant's business, then Tenant may, upon reasonable advance notice to Landlord, diligently proceed to cure such default on Landlord's behalf and Landlord agrees to reimburse Tenant for the Tenant's reasonable actual out-of pocket costs incurred as result thereof together with interest on the amount of such costs so incurred at an annual rate equal to the so-called base rate of interest announced at its head office in Boston, Massachusetts, from time to time by the First National Bank of Boston plus two percentage points.

     8.20 DELAYS

     In any case where either party hereto is required to do any act, the date (or the period) by (or in which) the act is to be performed shall be postponed (or enlarged) by a period equal to any delay caused by or resulting from Act of God; war, civil commotion; fire or other casualty; labor difficulties, shortages of labor, materials, fuel, electricity (or other relevant form of energy) or equipment; or resulting from government regulations or other causes (not including financial inability to perform) beyond such party's reasonable control, whether such date (or time period) be designated specifically (e.g. "July 4, 1984"; "within 120 days after such filing") or described as (or with reference to) a "reasonable time".

                                   ARTICLE IX

               LANDLORD'S LIABILITY AND ASSIGNMENT FOR FINANCING

     9.1  LANDLORD'S LIABILITY

     Tenant agrees from time to time to look only to Landlord's interest in the Building for satisfaction of any claim against Landlord hereunder and not to any other property or assets of Landlord. If Landlord from time to time transfers its interest in the Building (or part thereof which includes the Premises), then upon the written acknowledgement by any such transferee of its receipt of any security deposit under Article X and its assumption of Landlord's obligations under this Lease, Tenant shall look solely to the interests in the Building of each of Landlord's transferees for the performance of all of the obligations of Landlord hereunder. The obligations of Landlord shall not be binding on any partners (or trustees or beneficiaries) of Landlord or of any successor, individually, but only upon Landlord's or such successor's assets described above.

     9.2  ASSIGNMENT OF RENTS

     If, at any time and from time to time, Landlord assigns this Lease or the rents payable hereunder to the holder of any mortgage on the Premises or the Building, or to any other party for the purpose of securing financing (the holder of any such mortgage and any other such financing party are referred to herein as the "Financing Party"), whether such assignment is conditional in nature or otherwise, the following provisions shall apply:

     (i) Such assignment to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations of Landlord hereunder unless such Financing Party shall, by written notice to Tenant, specifically otherwise elect;

     (ii) Except as provided in (i) above, the Financing Party shall be treated as having assumed Landlord's obligations hereunder (subject to Section 9.1) only upon foreclosure of its mortgage (or voluntary conveyance by deed in lieu thereof) or the taking of possession of the premises and, with respect to obligations regarding return of any security deposit, only upon receipt of the funds constituting such security deposit;

     (iii) Subject to Section 9.1, the Financing Party shall be responsible for only such breaches under the Lease by Landlord which occur during the period of ownership by the Financing Party after such foreclosure (or voluntary conveyance by deed in lieu thereof) or taking of possession, as aforesaid;

     (iv) In the event Tenant alleges that Landlord is in default under any of Landlord's obligations under this Lease, Tenant agrees to give the holder of any mortgage, by registered mail, a copy of any notice of default which is served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing, (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise) of the address of any such holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided by law or such additional time as may be provided in such notice to Landlord, such holder shall have thirty (30) days after the last date on which Landlord could have cured such default within which such holder will be permitted to cure such default. If such default cannot be cured within such thirty day period, then such holder shall have such additional time as may be necessary to cure such default, if within such thirty day period such holder has commenced and is diligently pursuing the remedies necessary to effect such cure (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure), in which event Tenant shall have no right with respect to such default while such remedies are being diligently pursued by such holder.

     In furtherance of the foregoing, Tenant hereby agrees to enter into such agreements or instruments as may, from time to time, be requested in confirmation of the foregoing.


                                   ARTICLE X

                                SECURITY DEPOSIT

     Tenant hereby agrees that the $250,000 letter of credit which has been delivered to Landlord as the security deposit under the Maguire Road Lease (the "Letter of Credit") shall also serve as the security deposit for this Lease to the same extent as if such Letter of Credit was obtained and delivered as security solely for this Lease, and the provisions of Article X of the Maguire Road Lease are hereby incorporated herein by reference. In the event of a simultaneous default by Tenant of this Lease and the Maguire Road Lease, Landlord may elect to call and apply the Letter of Credit to the obligations under either Lease in its sole and absolute discretion.

     Tenant hereby further agrees that Tenant shall not, and shall not be permitted to, make any reduction in the amount of the Letter of Credit, as set forth in said Article X of the Maguire Road Lease, unless and until Landlord has received the evidence of the completion of Tenant's Work necessary to trigger the payment of the Tenant Improvement Allowance, including third-party invoices and lien waivers, all in accordance with Section 2.5.1.

     Upon Landlord's written request, Tenant agrees to split the Letter of Credit into two separate letters of credit, each of which shall separately secure this Lease and the Maguire Road Lease. The letters of credit shall remain subject to the terms of Article X of the Maguire Road Lease (as affected hereby), and the terms and conditions of such letters of credit shall be identical to the Letter of Credit, except that Landlord may determine the respective amounts of each letter (which in the aggregate shall not exceed that then required amount of the Letter of Credit).

                                   ARTICLE XI

                                 SUBORDINATION

     Before the execution of this Lease, Landlord shall provide Tenant with a written agreement (a "Non-Disturbance Agreement") with the holder of any mortgage or similar instrument encumbering the Land or the Building and any lessor of any ground lease affecting the Land or the Building to the effect that, in the event of a foreclosure or other enforcement of rights under such mortgage, ground lease or other instrument, such holder or lessor shall recognize Tenant's rights under this Lease and not disturb Tenant's occupancy of the Premises under this Lease. Provided Tenant receives a Non-Disturbance Agreement from each such holder or lessor, this Lease shall be subject and subordinate to any mortgages or ground leases that may now or hereafter be placed upon the Building and/or the Land and to any and all advances to be made under such mortgages or ground leases and to the interest thereon, and all renewals, extensions and consolidations thereof; provided that any mortgagee or ground lessor may elect to have this Lease a prior lien to its mortgage or ground lease and in the event of such election and upon notification by such mortgagee or ground lessor to Tenant to that effect, this Lease shall be deemed prior in lien to said mortgage or ground lease. This Section shall be self-operative, but in confirmation thereof, Tenant shall execute and deliver whatever instruments may be required to acknowledge such subordination or priority in recordable form. Landlord represents and warrants that there are no mortgages or, to the best of its knowledge, other monetary liens presently encumbering the Land or the Building.

     In addition, upon Tenant's written request, Landlord will use its best efforts (without the payment of money) to obtain the ground lessor's consent to the installation of a ground conduit for cabling between 20 Maguire road and 81 Hartwell Avenue. Such installation shall be at Tenant's cost and Tenant shall restore any area disturbed by such installation.


                                  ARTICLE XII

                                OPTION TO EXTEND

     Tenant shall have the option to extend the Term of this Lease for two additional three-year periods upon the terms and conditions set forth in this Lease, as amended from time to time, including without limitation any amendments in connection with additional space leased under Article XIII, except that the Annual Basic Rent during each such additional three-year period shall be equal to ninety-five percent (95%) of the Fair Market Rent. For the purposes of this Lease, "Fair Market Rent" shall mean the fair market rent being paid in the vicinity of the Premises in Lexington, Massachusetts, for leases having a term equal to the length of the applicable extension period commencing as of the beginning of each such extension period, for space comparable to that of Tenant under this Lease, with facilities and services comparable to those provided to Tenant, the suitability of the Premises for Tenant's use, and the charges payable by Tenant hereunder, and other relevant factors. Tenant may exercise such option with respect to each such additional period by giving written notice to Landlord no earlier than one (1) year prior to the first day of the purported extension period and no later than nine (9) months prior to the first day of the purported extension period (time being of the essence). Within ten (10) business days following Tenant's written request given at any time after the date which is thirteen (13) months prior to the first day of extension period, Landlord shall advise Tenant of the Fair Market Rent for the Premises for the applicable extension period as determined by Landlord. Should the parties be unable to agree on a Fair Market Rent within thirty (30) days following Landlord's receipt of Tenant's extension notice, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years experience as an appraiser of suburban commercial real estate in the Greater Boston Area. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them.

     Tenant's rights under this Article XII shall be personal to Atria Software, Inc., its successors and assigns under Affiliate Transfers and successors and assigns succeeding to all or substantially all of the business and assets of Atria Software,

Inc. by way of merger, consolidation, or acquisition, but not to any other assignee of the Lease or any other successor to Atria Software, Inc.

     Tenant shall have no right to exercise any such option, and any exercise of any such option shall be rendered voidable at Landlord's election, if either at the time Tenant exercises any such option or at the time any such additional period shall commence (i) Tenant shall be in default under this Lease, after written notice and the expiration of any applicable grace period, or (ii) Atria Software, Inc. has then subleased more than seventy-five percent (75%) of the rentable floor area of the Premises (other than pursuant to an Affiliate Transfer).


                                  ARTICLE XIII

                     OPTION TO EXPAND/RIGHT OF FIRST OFFER

     13.1  OPTION TO EXPAND.

     Tenant shall have the right, by written notice to Landlord on or before March 1, 1999, time being of the essence, to lease approximately 8,000 rentable square feet of space on the second floor of the Building, shown as the Expansion Space on Exhibit B-1 attached to this Lease, for occupancy on or about September 1, 1999 (the "Delivery Date"). If Tenant timely exercises its right to lease the Expansion Space, such Expansion Space shall be incorporated into the Premises on the terms and conditions set forth in this Lease, except that (i) the Annual Fixed Rent shall be equal to the Fair Market Rent determined in accordance with
Article XII (plus Tenant's Electricity Rate) and (ii) the Expansion Space shall be delivered to Tenant on or before the Delivery Date in an "As-Is" condition, free of all occupants and in broom clean condition and free of all personal property not owned by Tenant. Landlord shall not be liable to Tenant for failing to deliver the Expansion Space on or before the Delivery Date as a result of the existing tenant's failure to vacate or vacate timely, provided Landlord shall use its best efforts to vacate such tenant upon the exercise of Tenant's expansion right as set forth herein, which best efforts shall include prosecuting legal actions to evict, if necessary. Upon the request of either party, Landlord and Tenant shall execute and deliver an amendment of lease for the purpose of incorporating the Expansion Space into the Premises on the terms and conditions set forth in this Lease.

     13.2.  RIGHT OF FIRST OFFER

     Tenant shall have the right to lease any space in the Building which becomes available for occupancy ("Available Space") during the Term of this lease, subject to and in accordance with the terms hereof. If at any time during the Term of this lease there shall be any Available Space, Landlord shall notify Tenant thereof in writing ("Landlord's Available Space Notice"), which notice shall include the date upon which such Available Space shall be available for occupancy by Tenant. Tenant shall have the right to lease such Available Space only by giving written notice to Landlord within ten (10) business days after Tenant receives Landlord's Available Space Notice, time being of the essence. If Tenant fails to timely exercise such right with respect to any Available Space offered to Tenant by Landlord, Landlord shall then be free to market such Available Space for leasing. Landlord shall then notify Tenant in writing ("Landlord's Letter of Intent Notice") when Landlord receives a letter of intent or written offer to lease all or any part of such Available Space which Landlord desires to accept (a "Letter of Intent"), which notice shall be subject to the Confidentiality Requirements set forth below, including the identity of the prospective tenant. Tenant shall then have the right to lease the Available Space offered to Tenant by Landlord's Letter of Intent Notice only by giving written notice to Landlord within ten (10) business days after Tenant receives Landlord's Letter of Intent Notice, time being of the essence. If Tenant fails to timely exercise such right with respect to such Available Space offered to Tenant by Landlord pursuant to Landlord's Letter of Intent Notice, Landlord shall then be free to lease such Available Space to the Tenant named in the Letter of Intent and in accordance with the terms and conditions of the Letter of Intent (which lease may include terms, conditions and provisions which are not inconsistent with the Letter of Intent and not more favorable to the prospective tenant than those under which Tenant may lease such Available Space). If Tenant exercises its option to lease any Available Space pursuant to the terms hereof, such Available Space shall be incorporated into the Premises on the terms and conditions set forth in this Lease, except that (i) the Annual Fixed Rent shall be equal to the Fair Market Rent determined in accordance with
Article XII (plus Tenant's Electricity Rate), and (ii) the

Available Space shall be delivered to Tenant in an "As-Is" condition, free of all occupants and in broom clean condition and free of all personal property not owned by Tenant; provided however, the Annual Fixed Rent and other terms applicable to any Available Space leased pursuant to Landlord's Letter of Intent Notice shall be governed by the terms of the applicable Letter of Intent and, to the extent not inconsistent with such Letter of Intent, the terms hereof. Upon the request of either party, Landlord and Tenant shall execute and deliver an amendment of lease for the purpose of incorporating any such Available Premises into the Premises on the terms and conditions set forth in this Lease. If Landlord fails to consummate a lease according to the terms of the Letter of Intent, such space shall once again become Available Space subject to the terms hereof. For the purposes hereof, space shall be deemed "available for occupancy" when any lease (including extension periods) has expired or is due to expire within six (6) months and any prior options or rights to lease have expired or been waived and Landlord is free to lease such space to third parties without restriction.

     For the purposes hereof, the "Confidentiality Requirements" shall mean either (i) Landlord is not prohibited by the terms of the Offer or the letter of intent, as the case may be, from disclosing the identity of the prospective tenant, or (ii) if Landlord is so prohibited from disclosing the identity of the prospective tenant, Tenant shall agree to defend and indemnify Landlord from and against any loss, cost, damage, expense, claim, or liability arising out of such disclosure. In either case, if Landlord discloses the identity of the prospective tenant to Tenant, Tenant shall keep such prospective tenant's identity confidential.

     13.3 NO CONFLICTING AGREEMENTS.

     Landlord shall not grant options, rights of first offer or first refusal or other rights which conflict with, or have a priority more senior than, Tenant's rights and options under this Article XIII. The foregoing sentence shall not be deemed to prohibit or limit Landlord from leasing space for a term and with such rights to extend the term as Landlord may desire provided Landlord has complied with the terms of this Article XIII.

     13.4  LIMITATIONS.

     Tenant shall have no right to exercise any such option with respect to Expansion Space or right with respect to Available Space, and any exercise of any such option or right shall be rendered voidable at Landlord's election, if either at the time Tenant exercises any such option or at the purported delivery date of the applicable space, as the case may be (i) Tenant shall be in default under this Lease, after written notice and the expiration of any applicable grace period, or (ii) Atria Software, Inc. has then subleased more than seventy-five percent (75%) of the rentable floor area of the Premises (other than pursuant to an Affiliate Transfer). Tenant's rights under this Article XIII shall be personal to Atria Software, Inc., its successors and assigns under Affiliate Transfers and successors and assigns to all or substantially all of the business and assets of Atria Software, Inc., by way of merger, consolidation, or acquisition.

     13.5  WARRANTIES CONCERNING EXPANSION SPACE.

          Landlord represents and completely sets forth a list of all tenants of the Building. Landlord further represents and warrants to Tenant that said Exhibit F accurately and completely sets forth the expiration dates of the leases or occupancy agreements under which such tenants presently occupy portions of the Building and all rights to extend such expiration dates and all rights of first offer, rights of first refusal, options and the like held by such tenants.

                                  ARTICLE XIV

                    LANDLORD'S REPRESENTATION AND WARRANTIES

Landlord represents and warrants to Tenant that:

a) Landlord is the lessee of the Land and the Building under the Kiln Brook II Amendment and Restatement of Ground Lease dated October 27, 1988, between Thomas H. Dupree and Frederick Dupree, as Lessor (the "Ground Lessor"), and Landlord, as lessee (the "Ground Lease").

b)   The Ground Lease is in full force and have not been amended;

c) Landlord has provided to Tenant a complete and accurate copy of the Ground Lease, which represents the entire agreement between Ground Lessor and Landlord with respect to the property at 81 Hartwell Avenue.

d) To the best of Landlord's knowledge, neither the Ground Lessor nor Landlord is in default under the Ground Lease, nor has any event occurred which, after any applicable notice or the expiration of any applicable grace period, will become a default under the Ground Lease; and

e) All rent, additional rent and other charges due under the Ground Lease has been paid through August 30, 1995.

                                  ARTICLE XV

                             HAZARDOUS SUBSTANCES

     15.1  HAZARDOUS SUBSTANCES.

     Tenant shall not cause or permit the release of any hazardous substance/material or oil (other than the Excepted Materials as hereinafter defined) into the septic, sewage or other waste disposal system serving the Demised Premises, the Building or the Land, nor cause or permit the use, generation, release, disposal or storage of any hazardous substance/material or oil (except only the use and storage of immaterial quantities of cleaning fluids and office supplies used in the ordinary course of the Permitted Uses which may be deemed hazardous by law, provided the same are used and stored in compliance with any and all federal, state, and local laws, ordinances and regulations governing the same (the "Excepted Materials")), nor commit or suffer to be committed in or on the Demised Premises, the Building or the Land any act which would require Tenant to obtain from a governmental authority any license, permit, approval or authorization pursuant to applicable law. In addition, Tenant shall not cause or permit the transportation of any hazardous substance/ material or oil (other than Excepted Materials) to or from the Demised Premises, the Building or the Land without the prior written consent of Landlord, and then only in compliance with any and all federal, state and local laws, ordinances and regulations governing such transportation. The phrase "hazardous substance/ material or oil" as used in this Section shall include all "hazardous substances" as defined and used in 42 USC (S)9601, et seq., as the same may be
                                                   -- ---
amended from time to time, or as defined in any other federal, state or local laws, ordinances and regulations applicable to the Demised Premises, the Building or the Land. Tenant shall forthwith give Landlord notice of the accidental or other introduction of any such hazardous substance/material or oil (other than Excepted Materials), or the release or threat of release from the Demised Premises, the Building or the Land of any such hazardous substance/material or oil (other than Excepted Materials).

     15.2  TENANT'S INDEMNITY.

     Tenant shall indemnify, defend, and hold Landlord, any parent, subsidiary and affiliate of Landlord, any Ground Lessor, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees harmless from all fines, suits, proceedings, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees and remediation costs, if applicable) arising out of or in any way connected with
(i) any deposit, spill, discharge, or other release (or the threat of release) of any hazardous substance/material or oil (other than Excepted Materials) which arises at any time from Tenant's use or occupancy of the Demised Premises, the Building or the Land (including the act or negligence of Tenant or any of Tenant's agents, employees, licensees, sublessees, concessionaires, contractors or invitees), or (ii) from Tenant's failure to provide all information, make all submissions, and take all actions required of Tenant by all governmental authorities under all laws, ordinances and regulations applicable to any hazardous substance/material or oil.

     15.3  LANDLORD'S INDEMNITY.

     Landlord shall indemnify, defend, and hold Tenant, any parent, subsidiary and affiliate of Tenant, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees harmless from all fines, suits, proceedings, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees and remediation costs, if applicable) arising out of (i) any hazardous substance/material or oil located in, on or under the Building or the Land as of the date hereof, and (ii) any deposit, spill, discharge, or other release (or the threat of release) of any hazardous substance/material or oil arising out of the act or negligence of Landlord, its agents, employees, or contractors, or from Landlord's failure to provide all information, make all submissions, and take all actions required by all governmental authorities under all applicable laws, ordinances and regulations related thereto.

     15.4  SURVIVAL.

          Tenant's and Landlord's obligations and liabilities under this Article XV shall survive the expiration or earlier termination of this lease.


     Executed to take effect as a sealed instrument.


LANDLORD:      ADVENT REALTY LIMITED PARTNERSHIP

by:  Advent Realty GP Limited Partnership (its general partner)
by:  TA Realty Group Limited Partnership (its general partner)

          By:  ________________________________________
               Michael A. Ruane, General Partner or
               Arthur I. Segel, General Partner


TENANT:   ATRIA SOFTWARE, INC.

          By:  ________________________________________
               Chuck Bay, Chief Financial Officer

                                       60